UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2010 (May 20, 2010)

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

211 Mount Airy Road
Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the beginning of each fiscal year, the Compensation Committee of the Board of Directors of Avaya Inc. (the “Company”) establishes corporate financial objectives which must be achieved before cash bonuses will be considered under the Avaya Inc. Short Term Incentive Plan (“STIP”), which covers approximately 15,100 employees. The aggregate amount of cash available for awards under the STIP varies depending on how the Company performs against those financial objectives.

At the beginning of fiscal 2010, the Compensation Committee established interim corporate targets under the STIP with the understanding that they would need to be revisited following the consummation of the acquisition of the enterprise solutions business of Nortel Networks Corporation.

Effective May 20, 2010, the Compensation Committee determined that, for fiscal 2010, corporate performance would be measured against “Management EBITDA” and total revenue targets established with respect to the last six months of fiscal 2010, each weighted 50% and 50%, respectively. “Management EBITDA” is defined as net income (loss) before income taxes, interest income, interest expense and depreciation and amortization (or “EBITDA”), adjusted to exclude certain non-cash items, non-recurring items and other adjustments permitted in calculating covenant compliance under our debt agreements ( or “adjusted EBITDA”), further adjusted for pension and other post-employment expenses, software development costs, strategic initiatives and certain other costs. In addition, the size of the cash pool available for STIP awards for fiscal 2010 is subject to adjustment (in the form of an increase or a decrease of up to 10%) based upon customer satisfaction results compiled with the help of a third party vendor. The prior metrics were “Management EBITDA” growth and total revenue growth for the entire fiscal year, subject to the same weighting and customer satisfaction modifier.

This current report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These factors, including those discussed in the Company’s Form 10-Q for the quarter ended March 31, 2010, may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The Company cautions you that the list of important factors included in the Company’s Form 10-Q for the quarter ended March 31, 2010 may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: May 24, 2010	By:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer